Exhibit 4.18

                     [NATEXIS BANQUES POPULAIRES LETTERHEAD]

HONG KONG BRANCH

12th Floor, ClTIC Tower, I Tim Mei; Avenue, Central, Hong Kong
Telephone: (852) 28 28 09 99 - Fax: (852) 25 83 98 0 I
Tlx : 80186 BFCEX

Our ref: CCIB/SC/ww/04-L0003BONSO

15th January 2004


Bonso Electronics Limited
Unit 1106-1110
11/F, Star House
3 Salisbury Road
Hong Kong

Attn.:   Mr. Hung-Gun Anthony SO
         Chairman

Dear Sirs,

RE: GENERAL BANKING FACILITIES
------------------------------

We are pleased to inform that Natexis Banques Populaires, Hong Kong Branch (the "Lender") is prepared to make available the following uncommitted general banking facilities (the "Facilities") to you subject to the accompanying terms and conditions as stipulated in this letter (the "Facility Letter") and subject to the terms contained in our standard General Commercial Agreement, which terms shall apply to all transactions contemplated by this Facility Letter.

1.       BORROWER
         --------

         Bonso Electronics Limited

2.       CORPORATE GUARANTOR
         -------------------

         Bonso Electronics International Inc.


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                                               Our Ref. CCIB/SC/ww/O4-L0003BONSO

3.       FACILITIES
         ----------

         Up to USD2,500,000.00 (Say, United States Dollars Two Million and Five Hundred Thousand only) available for:

         a) Discount of export buyers' invoice with or without Export Credit Insurance Corporation ("ECIC") coverage up to 80% of total value of invoice for maximum tenor of 120 days;
         b) negotiation of export Letter of Credit with discrepancies;
         c) packing loan up to 70% of the value of the Export Letter of Credit issued by banks acceptable to the Lender up to 90 days;
         d) purchase of Export Bills on the basis of Document against Payment ("D/P") and/or Document against Acceptance ("D/A") with recourse for a maximum duration of 90 days;

         with sub-limit of:
         ------------------
         e) Up to USD2,000,000.00 available for:
         i) the issuance of sight and/or usance Letter of Credit ("LlC") for a maximum usance period of 120 days;

         ii) Trust Receipt financing ("T/R") for a maximum tenor of 120 days for imports under LlC issued by the Lender;

         jji) the issuance of shipping guarantee under LlC issued by the Lender;

         iv) T/R against suppliers invoice for a maximum tenor of 120 days

         v) up to a notional sum of USD2,000,000.00 or its equivalent in other major convertible currencies available for Foreign Exchange Spot/Forward Contracts with a maximum tenor of six months;

         f) Up to USD500,000.00 for discount of D/P, D/A export bills to Korona Haushaltswaren GmbH & Co. KG in Germany up to 120 days.

         Remarks:
         --------
         1) e) + f) shall not exceed USD2,000,000.00.
         2) Aggregate tenor of T/R and Usance LlC shall not exceed 120 days.
         3) The discount of D/P, D/A and export invoice is restricted to the pre-approved drawees only. Advance will be made against submission of invoice copy and/or copy of bill of lading and/or transport document. Upon maturity of the financing period, the relevant buyers shall remit payment directly to the Lender in favor of the Borrower.

4.       PURPOSE
         -------

         Trade activities requirements.

5.       SUPPORT/COLLATERAL
         ------------------
         >>   Corporate Guarantee duly executed by Bonso Electronics
         International Inc. with limit of USD2,500,000.00.
         >>   Assignment of ECIC policy on approved drawees with the Lender as loss payee for discount of ECIC covered export buyers' invoice.

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                                                                     Page 3 of 6
                                               Our Ref. CCIB/SC/ww/O4-LOOO3BONSO

6.       UNDERTAKING
         -----------

         The Borrower and Corporate Guarantor undertake to :

         a) deliver to the Lender certified true copies of the Borrower's and the Corporate Guarantor's annual audited financial statements within 180 days after each fiscal year and such other information (financial or otherwise) as the Lender may request;

         b) notify the Lender promptly of the occurrence of any event which might affect the Borrower's and the Corporate Guarantor's ability to perform their obligations hereunder or any change in the shareholding or control of the Borrower or of the Corporate Guarantor.

7.       FACILITY ARRANGEMENT FEE
         ------------------------

         HKD10,000.00 (Say, Hong Kong Dollars Ten Thousand only), payable upon acceptance of this Facility Letter.

8.       BILL COMMISSIONS
         ----------------

         LlC Opening Commission and In Lieu of Exchanqe Commission
         ---------------------------------------------------------

         First US$50,000 or its equivalent                    1/4 %
         Balance                                              1/16 %

         Handling Fee for Export Invoice Discount
         ----------------------------------------

         1/16% flat on the invoice value or minimum charge at HKD300.00.

         All other banking charges shall be subject to the Lender's standard scale of charge and the rules of The Hong Kong Association of Banks.

9.       INTEREST
         --------

         Trade Finance and export invoice : The Lender's cost of Funds + 2% p.a. discount without ECIC covered
         Export invoice discount with     : The lender's Cost of Funds + 1% p.a.
         ECIC covered

         The interest shall be calculated on the basis of actual number of days elapsed on a year of 360 or 365 days, whichever is applicable to the currency concerned in accordance with general banking practice. Interest on Trade Finance and export invoice discount is to be payable in arrears on the last day of each interest period.

         If any sum is not paid when due, that sum shall bear an overdue interest at a rate of 3% per annum above the rate as specified above from the due date to the date when actual payment is made in full.

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                                               Our Ref. CCIB/SC/ww/O4-LOOO3BONSO

10.      CONDITIONS PRECEDENT
         --------------------

         The Facilities will be available until further notice subject to the availability of funds and the receipt of the followings that are in form and substance satisfactory to the Lender:

         a) the attached copy of the Facility Letter duly signed by authorized signatories of the Borrower and the Corporate Guarantor signifying the acceptance of the agreement to the terms and conditions contained herein, with respective supporting board resolutions;

         b) the Corporate Guarantee duly executed by the Corporate Guarantor, with supporting board resolutions;

         c) certified copies of constitutional documents of the Borrower and the Corporate Guarantor, including Certificate of Incorporation, Business Registration Certificate, and Memorandum & Articles of Association; (received)

         d) the General Commercial Agreement duly completed and executed by the Borrower, with supporting board resolutions; (received)

         e) account opening documentation duly completed by the Borrower; (received)

         f) certified copies of Identification/Passport of the authorized signatories of the Borrower and the Corporate Guarantor; (received)

         g) the Receivables Purchase Agreement duly completed and executed by the Borrower, with supporting board resolutions;

         h) such other documentation as may be reasonably requested by the Lender to validate the above Facilities.

11.      WARRANTY
         --------

         The Borrower and the Corporate Guarantor hereby warrant that there has been no material adverse change in their respective financial conditions which would reduce their ability to meet their obligations hereunder.

12.      LAW AND VENUE
         -------------

         This Facility Letter and the execution thereof shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region ("Hong Kong"). The Borrower and the Corporate Guarantor hereby irrevocably agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.

13.      SERVICE AGENT
         -------------

         The Corporate Guarantor hereby appoints the Borrower to be its service agent to receive and acknowledge on behalf of the Corporate Guarantor of any writ, summons judgement or other notice of legal process in Hong Kong issued in relation to this Facility Letter. If for any reason the service agent named above (or

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                                               Our Ref. CCIB/SC/ww/O4-L0003BONSO

         its successor) no longer serves as service agent of the Corporate Guarantor for this purpose, they shall promptly appoint a successor service agent and notify the Lender thereof. The Corporate Guarantor agrees that any such legal process shall be sufficiently served on the Corporate Guarantor if delivered to such service agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Corporate Guarantor.

         As a general banking practice and notwithstanding any terms and conditions specified above, the Lender reserves its overriding right to cancel, modify or demand immediate repayment of all outstanding balances whether due or owing, actual or contingent under the Facilities without prior notice. The usage and the continual availability of the Facilities are subject to the Lender's standard documentation, periodic review and the usual requirement that there will be no material adverse change in the financial position of the Borrower and the Corporate Guarantor.

         Please indicate your acceptance of the above terms and conditions by signing and returning to us the duplicate of this Facility Letter.

         This Facility Letter, once accepted and upon our confirmation that all Conditions Precedent have been satisfied, shall supersede our Facility Letter dated 13th February 2003 (Our ref. CORP/SC/mch/02-L00013Bonso) and the outstanding thereunder shall be transferred as outstanding hereunder.

         We are pleased to be of service to your company and look forward to a mutually beneficial relationship.

         Yours faithfully,
         For and on behalf of
         Natexis Banques Populaires
         Hong Kong Branch


         /S/                                      /S/
         ----------------------                   -------------------
         Tony AU                                  Frederick FAN
         Deputy General Manager                   Head of Operations


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                                               Our Ref. CCIB/SC/ww/O4-LOOO3BONSO

         We confirm our acceptance on the terms and conditions stated in above and agree to be bound thereby.

         FOR and on behalf of
         Bonso Electronics Limited




                 /S/
         -------------------------------------
         Name     "       So Hung Gun Anthony
         Title            Chairman
         Date             28 January 2004

         We, as Corporate Guarantor, hereby countersign for our notification, understandings and agreement of the terms and conditions of the Facilities.

         For and on behalf of
         Bonso Electronics International Inc.




                 /S/
         ------------------------------------
         Name     "       So Hung Gun Anthony
         Title            Chairman
         Date             28 January 2004